EXHIBIT 15

November 2, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 2, 2017 on our review of interim financial information of Baxter International Inc. (the “Company”), which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-28428, 33-54069, 333-10520, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, 333-105032, 333-143063, 333-174400, 333-174401, 333-206700 and 333-206701) and on Form S-3 (No. 333-207810) of Baxter International Inc. (the “Company”).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois